UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

SVB Financial Group
(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company’s 2016 Annual Meeting of Stockholders (the “Meeting”) was held on April 21, 2016. As of the applicable record date of February 23, 2016, there were 51,629,096 shares of the Company’s common stock outstanding and entitled to vote at the Meeting, of which a total of 48,861,661 shares of common stock, or 90.76 percent of the shares outstanding and entitled to vote, were represented at the Meeting in person or by proxy. At the Meeting, the stockholders: (i) elected the Company’s directors for the ensuing year, (ii) approved an amendment to the Company's 1999 Employee Stock Purchase Plan, (iii) ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm, and (iv) approved, on an advisory basis, the Company’s executive compensation (“Say on Pay”).

The voting results were as follows:

	FOR	AGAINST	WITHHELD/ ABSTAIN	BROKER NON-VOTES
Election of Directors:
Greg W. Becker	44,045,429	n/a	173,414	2,642,818
Eric A. Benhamou	43,732,116	n/a	486,727	2,642,818
David M. Clapper	43,955,542	n/a	263,301	2,642,818
Roger F. Dunbar	43,955,316	n/a	263,527	2,642,818
Joel P. Friedman	43,955,671	n/a	263,172	2,642,818
Lata Krishnan	44,102,899	n/a	115,944	2,642,818
Jeffrey N. Maggioncalda	44,002,963	n/a	215,880	2,642,818
Mary J. Miller	44,104,499	n/a	114,344	2,642,818
Kate D. Mitchell	44,004,389	n/a	214,454	2,642,818
John F. Robinson	44,002,742	n/a	216,101	2,642,818
Garen K. Staglin	43,996,829	n/a	222,104	2,642,818

Approval of an amendment to the Company’s 1999 Employee Stock Purchase Plan to reserve an additional 1,500,000 shares of common stock for issuance thereunder.	43,943,974	248,993	25,876	2,642,818

Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2016.	46,491,504	343,922	26,235	---

Approval Say on Pay.	43,571,816	582,336	64,691	2,642,818

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2016	SVB FINANCIAL GROUP

	By:	/s/ GREG BECKER
	Name:	GREG BECKER
	Title:	President and Chief Executive Officer